UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2014

(Date of earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, zip code)

661-723-7723

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 23, 2014, Simulations Plus, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Cognigen Corporation, a New York corporation (“Cognigen”). Under the terms of the Agreement, at the closing of the transactions contemplated by the Agreement, the Company will pay the shareholders of Cognigen total consideration of $7,000,000, consisting of $2,800,000 of cash and $5,200,000 worth of newly-issued, unregistered shares of the Company’s common stock, a portion of which is to be held back by the Company. The Agreement provides for a two-year market stand-off period in which the newly-issued shares may not be sold.

Pursuant to the terms and subject to the conditions of the Agreement, at the closing Cognigen will merge with and into a newly-formed, wholly-owned subsidiary of the Company (“Acquisition Sub”), with Acquisition Sub surviving the merger.

In the Agreement, Cognigen has made certain representations and warranties to the Company and the parties agreed to certain covenants. Among the covenants set forth in the Agreement, neither Cognigen nor any of its representatives may participate in any discussions or negotiations with, or provide any information to, any person or entity with respect to any potential acquisition transaction or enter into any agreement with respect to such a transaction.

Under the Agreement, the shareholders of Cognigen, all of whom are parties to the Agreement, have agreed to indemnify the Company for damages which it may incur as a result of, among other things, inaccuracies in or breaches of representations, warranties and covenants. The Agreement provides that $1,800,000 of the total consideration, comprised of cash in the amount of $720,000 and $1,080,000 worth of shares of the Company’s common stock, is to be held back for two years in order to satisfy any indemnifiable claims that may arise pursuant to the terms of the Agreement.

Consummation of the proposed merger is subject to various closing conditions, including the parties obtaining necessary consents and approval by the Board of Directors of both the Company and Cognigen. The closing date of the proposed merger is anticipated to be September 2, 2014.

Other than with respect to the Agreement, there is no material relationship between the Company and Cognigen.

A copy of the definitive Agreement will be filed as an exhibit to the Company’s periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

On July 23, 2014, the Company, issued a press release announcing that it has entered into the Agreement with Cognigen.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued on July 23, 2014.

___________

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including the exhibit thereto (the “Item 7.01 Information”) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

By providing the Item 7.01 Information, the Company makes no admission as to the materiality of the Item 7.01 Information. The Item 7.01 Information is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the Item 7.01 Information, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: July 24, 2014	By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

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